EXHIBIT 10.21

AMENDMENT NO. 3 TO THE
GENENTECH, INC. SUPPLEMENTAL PLAN
(January 1, 2004 Restatement)

WHEREAS, the Genentech, Inc. Supplemental Plan (the “Plan”) was originally established effective as of January 1, 1991 and was most recently amended and restated in its entirety effective as of January 1, 2004, was amended effective as of May 1, 2005 and further amended effective as of October 1, 2006;

WHEREAS, notwithstanding any provisions of the Plan to the contrary, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code section 409A”) requires that all non-qualified deferred compensation plans, like the Plan, be in documentary compliance no later than December 31, 2008;

WHEREAS, Genentech, Inc. amended the Plan for Code section 409A compliance in Amendment No. 1 to the Plan, effective as of May 1, 2005 (the “Amendment No. 1”);

WHEREAS, the Treasury Department has provided additional guidance regarding Code section 409A, since the effectiveness of Amendment No.1, requiring an additional amendment to the timing of the distribution to comply with Code section 409A.

NOW, THEREFORE, the Plan is hereby amended, effective as of December 18, 2008, as follows:

FIRST:  Section 5.2 is amended in its entirety to read as follows:

“5.2           Time for Distribution.  The distribution of a Member’s Account shall occur on the date that is six (6) months after the date of the Member’s Separation From Service (as defined in Section 5.1) (the “Payment Date”).  Notwithstanding any contrary Plan provision, any payment that is scheduled to be made to a Member under the Plan on a Payment Date shall be made no later than (a) the end of the Member’s taxable year that includes the Payment Date, or (b) if later, the fifteenth (15th) day of the third calendar month immediately following the Payment Date.  In no event, however, shall the Member be permitted, directly or indirectly, to designate the taxable year of such payment.”

IN WITNESS WHEREOF, Genentech, Inc., by its duly authorized officers, has executed this Amendment No. 3 to the Plan on the date(s) indicated below.

GENENTECH, INC.
By:	/s/ Todd Rich
Title:	V. P. Development RISQ
Dated:	12/18/08

And by:	/s/ William Anderson
Title:	S.V.P. Sales + Marketing
Dated:	12/18/08